UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 22, 2004
                                                        -----------------

                       Alliance Distributors Holding Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     000-32319                33-0851302
 (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)


                  15-15 132nd St. College Point, New York 11356
          ----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (718) 747-1500
                                                           --------------

                             Essential Reality, Inc.
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):


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          [_]  Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

          [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

          [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))


         ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

         Effective November 22, 2004, the registrant, which was then Essential Reality, Inc., a Nevada corporation ("Essential"), amended its Articles of Incorporation to increase its authorized capital stock and to reverse split its common stock on a one for 44 reverse basis, and adopted the Alliance Distributors Holding Inc. 2004 Stock Plan (the "Plan"). Immediately thereafter, Essential reincorporated in Delaware by merging into a Delaware wholly owned subsidiary of Essential, and thereby changed its name to Alliance Distributors Holding Inc. ("Alliance"). As set forth in Item 8.01, Alliance is the successor issuer to Essential, and is now the registrant.

As a result of the merger: (i) each share of Essential common and preferred stock outstanding immediately prior to the effective time of the merger was automatically converted into one share of Alliance's common stock and preferred stock, respectively, with the result that Alliance is now the publicly held corporation and the registrant, and Essential has been merged out of existence by operation of law; (ii) the stockholders of Essential immediately prior to the merger became the stockholders of Alliance; (iii) each option and warrant to acquire shares of Essential common stock outstanding immediately prior to the merger was converted into and became an equivalent option or warrant to acquire, upon the same terms and conditions, the equal number of shares of Alliance's common stock (whether or not such option or warrant was then exercisable) and the exercise price per share under each respective option or warrant remained equal to the post reverse split exercise price per share immediately prior to the merger; (iv) the Plan became the stock plan of Alliance; (v) the Certificate of Incorporation and Bylaws of Alliance became the Certificate of Incorporation and Bylaws of the registrant; and (vi) the directors and officers of Essential in office immediately prior to the merger became the directors and officers of Alliance.

The authorized capital stock of Alliance now consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each par value $.001 per share. There are issued and outstanding 45,157,550 shares of common stock, 482,489 shares of Series A Convertible Non Redeemable Preferred Stock that are


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convertible in the aggregate into 7,675,961 shares of common stock, and warrants to buy 2,064,096 shares of common stock.

         ITEM 8.01. Other Events

         The shares of common stock, par value $0.001 per share, of Alliance issued in connection with the merger described under Item 5.03 are deemed registered in accordance with Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) of the Exchange Act rules. Alliance's common stock will continue to trade on the Pink Sheets under the ticker symbol "ADTR."

         This Current Report on Form 8-K is being filed by Alliance as the initial report of Alliance to the Commission and as notice that it is the successor issuer to Essential and thereby subject to the information requirements of the Act, and the rules and regulations promulgated thereunder, and in accordance therewith files reports and other information with the Commission.

         ITEM 9.01. Financial Statements and Exhibits

               (c) Exhibits

         The following exhibits are filed herewith:

2. Form of Agreement and Plan of Merger dated as of October 25, 2004 by and between Essential Reality, Inc. and Alliance Distributors Holding Inc.

3.1      Alliance Distributors Holding Inc. Certificate of Incorporation

3.2      Alliance Distributors Holding Inc. Bylaws

3.3      Alliance Distributors Holding Inc. 2004 Stock Plan

99.1     Press Release dated November 23, 2004


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ALLIANCE DISTRIBUTORS HOLDING INC.
                                        Registrant


Date:  November 23, 2004                By /s/ Jay Gelman
                                        -----------------------------
                                        Jay Gelman, CEO



                                  EXHIBIT INDEX

2. Form of Agreement and Plan of Merger dated as of October 25, 2004 by and between Essential Reality, Inc. and Alliance Distributors Holding Inc.

3.1      Alliance Distributors Holding Inc. Certificate of Incorporation.

3.2      Alliance Distributors Holding Inc. Bylaws.

3.3      Alliance Distributors Holding Inc. 2004 Stock Plan

99.1     Press Release dated November 23, 2004.



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